EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Mountain Valley Bancshares, Inc. of our report dated March 30, 2008, related to the audits of the consolidated financial statements of Mountain Valley Bancshares, Inc. as of December 31, 2007 and 2006, and for each of the years then ended, which report is included in the December 31, 2007 Annual Report on Form 10-KSB of Mountain Valley Bancshares, Inc.

/s/ Cherry, Bakaert & Holland, L.L.P.

Atlanta, Georgia
May 23, 2008